Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:

We consent to the incorporation by reference into this Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-01107) on Form N-4 our reports dated February 3, 1998 and February 27, 1998.

                                                    /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
July 22, 1998